EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.

(17)(c) Preliminary prospectus, dated Oct. 28, 2005, for RiverSource Diversified Bond Fund.

(17)(d) Statement of Additional Information, dated Oct. 3, 2005, for RiverSource Diversified Bond Fund and RiverSource Selective Fund.

(17)(g) Prospectus, dated July 29, 2005, amended as of Oct. 3, 2005, for RiverSource Selective Fund.